       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JUNE 29, 1998

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             CCA PRISON REALTY TRUST
    (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                MARYLAND                               62-1689525
  (State or other jurisdiction           (I.R.S. Employer Identification Number)
of incorporation or organization)

                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215
                         (Address, including Zip Code of
                    Registrants' Principal Executive Offices)

                       CORRECTIONS CORPORATION OF AMERICA
          (EXACT NAME OF THE CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TENNESSEE                               62-1156308
  (State or other jurisdiction           (I.R.S. Employer Identification Number)
of incorporation or organization)

                            10 Burton Hills Boulevard
                           Nashville, Tennessee 37215
                         (Address, including Zip Code of
                  Co-Registrant's Principal Executive Offices)

                         ------------------------------

                             CCA PRISON REALTY TRUST
                    NON-EMPLOYEE TRUSTEES' COMPENSATION PLAN
                            (Full title of the plan)

                         ------------------------------

                                    Copy to:

            J. Michael Quinlan                     Elizabeth E. Moore, Esq.
          Chief Executive Officer                 Stokes & Bartholomew, P.A.
          CCA PRISON REALTY TRUST                424 Church Street; Suite 2800
   10 Burton Hills Boulevard, Suite 100           Nashville, Tennessee 37219
        Nashville, Tennessee 37215                      (615) 259-1450
              (615) 263-0212
   (Name, address and telephone number,
including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
  TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   TO BE REGISTERED               TO BE            OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION FEE
                               REGISTERED               SHARE(1)                  PRICE
---------------------------------------------------------------------------------------------------------------------
    Common Shares,
  $0.01 par value....            50,000                  $30.00                $1,500,000                $442.50
---------------------------------------------------------------------------------------------------------------------

         (1) CALCULATED PURSUANT TO RULE 457(C) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AS PERMITTED BY RULE 457(H)(1) OF THE SECURITIES ACT, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMPANY'S COMMON SHARES AS TRADED ON THE NEW YORK STOCK EXCHANGE ON JUNE 24, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by either CCA Prison Realty Trust (the "Company") and Corrections Corporation of America ("CCA") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by this reference:

         (1) The description of the Company's common shares, $.01 par value (the "Common Shares"), set forth in the Company's Registration Statement on Form 8-A filed with the Commission on May 28, 1997, pursuant to Section 12(b) of the Exchange Act;

         (2) The Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act; and

         (3) CCA's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act; and

         (4) The Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1998, filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act.

         (5) CCA's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1998, filed with the Commission pursuant to Section 13(a) of the Exchange Act.

         In addition, all documents subsequently filed by the Company and CCA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing by the Company and CCA of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed by this reference to be incorporated in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Shares registered hereby are included in a class of securities registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Rusty L. Moore, a trustee of the Company, is the spouse of a shareholder of Stokes & Bartholomew, P.A. and Samuel W. Bartholomew, Jr., a director of CCA, is a shareholder of Stokes & Bartholomew, P.A.. Stokes & Bartholomew, P.A. has rendered an opinion regarding the legality of the Company's Common Shares registered hereby.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         The Declaration of Trust of the Company provides for indemnification of trustees and officers to the full extent permitted by the laws of the State of Maryland.

         Section 8-301 of the Corporation and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to indemnify trustees, officers, employees and agents of the real estate investment trust to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under Section 2-418 of the MGCL.

         Section 2-418 of the MGCL generally permits indemnification of any trustee made a party to any proceedings by reason of service as a trustee unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the trustee has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the trustee, whether or not involving action in the trustee's official capacity, indemnification of the trustee is not permitted if the trustee was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the trustee did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee failed to meet the requisite standard of conduct for permitted indemnification.

         Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a trustee may be entitled under the Declaration of Trust, Bylaws, any resolution of shareholders or trustees, any agreement or otherwise.

         The statute permits a Maryland real estate investment trust to indemnify its officers, employees and agents to the same extent as its trustees. The Company's Declaration of Trust provides for indemnification of the Company's officers, employees or agents to the fullest extent permitted by law.

         The Company will enter into indemnification agreements (the "Indemnification Agreements") with its trustees and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement provides that the Company shall indemnify a trustee or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he or she was or is a trustee or officer of the Company, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified by the Company or insurance maintained by the Company, was not established to have been committed in bad faith or the result of active and deliberate dishonesty, did not involve receipt of improper personal benefit, did not result in a judgment of liability to the Company in a proceeding by or in the right of the Company, did not involve an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

         The Company also maintains officers' and trustees' liability insurance, which insures against liabilities that the officers and trustees of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   4.1               Amended and Restated Declaration of Trust, including
                     Articles Supplementary, (incorporated by reference to Exhibit
                     3.1 to the Company's Registration Statement on Form S-11 filed with the Commission on April 24, 1997 and subsequently amended
                     (the "Registration Statement").

   4.2 By-laws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement).

   4.3               CCA Prison Realty Trust Non-Employee Trustees' Compensation
                     Plan.

   5 Opinion of Stokes & Bartholomew, P.A., regarding the legality of the Company's Common Shares registered hereby.

   23.1              Consent of Stokes & Bartholomew, P. A. (Included in Exhibit 5).

   23.2              Consent of Arthur Andersen LLP with respect to the Company.

   23.3              Consent of Arthur Andersen LLP with respect to CCA.

   24                Powers of Attorney (Included on the signature pages of this
                       Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The Company and CCA hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's or CCA's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers and controlling persons of the Company and CCA pursuant to the foregoing provisions, or otherwise, the Company and CCA have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or CCA in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the Company or CCA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 30th day of June, 1998.

                                CCA PRISON REALTY TRUST


                                By: /s/ D. Robert Crants, III
                                    --------------------------------------------
                                    D. Robert Crants, III, President and Trustee


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints D. Robert Crants, III and Michael W. Devlin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and eery act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                       Date
---------                       -----                                       ----


/s/ J. Michael Quinlan          Chief Executive Officer (Principal          June 30, 1998
--------------------------      Executive Officer) and Trustee
J. Michael Quinlan

/s/ D. Robert Crants, III       President and Trustee                       June 30, 1998
--------------------------
D. Robert Crants, III

__________________________      Chief Operating Officer                     _____________
Michael W. Devlin               and Trustee

/s/ Doctor R. Crants            Chairman; Trustee                           June 30, 1998
--------------------------
Doctor R. Crants

/s/ Vida H. Carroll             Chief Financial Officer (Principal          June 30, 1998
--------------------------      Financial and Accounting Officer)
Vida H. Carroll

/s/ C. Ray Bell                 Trustee                                     June 30, 1998
--------------------------
C. Ray Bell


/s/ Richard W. Cardin           Trustee                                     June 30, 1998
--------------------------
Richard W. Cardin


/s/ Monroe J. Carell, Jr.       Trustee                                     June 30, 1998
--------------------------
Monroe J. Carell, Jr.


__________________________      Trustee                                     _____________
John W Eakin, Jr.


/s/ Ted Feldman                 Trustee                                     June 30, 1998
--------------------------
Ted Feldman


__________________________      Trustee                                     _____________
Jackson W. Moore


/s/ Rusty L. Moore              Trustee                                     June 30, 1998
--------------------------
Rusty L. Moore


/s/ Joseph V. Russell           Trustee                                     June 30, 1998
--------------------------
Joseph V. Russell


/s/ Charles W. Thomas, Ph.D.    Trustee                                     June 30, 1998
---------------------------
Charles W. Thomas, Ph.D.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Corrections Corporation of America certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 30th day of June, 1998.



                                CORRECTIONS CORPORATION OF AMERICA



                                By: /s/ Doctor R. Crants
                                    -----------------------------------------
                                    Doctor R. Crants, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Doctor R. Crants and Darrell K. Massengale, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and eery act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                       Date
---------                       -----                                       ----


/s/ Doctor R. Crants            Chairman of the Board; Chief                June 30, 1998
--------------------------      Executive Officer; President
Doctor R. Crants                and Director (Principal
                                Executive Officer)

/s/ Darrell K. Massengale       Vice President, Finance; Chief              June 30, 1998
--------------------------      Financial Officer; and Secretary
Darrell K. Massengale           (Principal Financial Officer)

/s/ Thomas W. Beasley             Chairman Emeritus and Director              June 30, 1998
-----------------------------
Thomas W. Beasley


_____________________________     Director                                    _____________
Joseph F. Johnson


/s/ Lucius E. Burch, III          Director                                    June 30, 1998
-----------------------------
Lucius E. Burch, III


_____________________________     Director                                    _____________
R. Clayton McWhorter


/s/ Samuel W. Bartholomew, Jr.    Director                                    June 30, 1998
------------------------------
Samuel W. Bartholomew, Jr.


______________________________    Director                                    _____________
Jean-Pierre Cuny